[GRAPHIC OMITTED]
  COMPANY LOGO
                                U.S. ENERGY CORP.

                     MINERALS PLAZA, GLEN L. LARSEN BUILDING
                               877 NORTH 8TH WEST
                             RIVERTON, WYOMING 82501


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON FRIDAY, DECEMBER 10, 1999


TO THE SHAREHOLDERS OF U.S. ENERGY CORP:

           PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of U.S. Energy Corp., a Wyoming corporation (the "Company" or "USE"), will be held at the Company's Offices at 877, North 8th West, Riverton, Wyoming 82501, on Friday, December 10, 1999 at 11:00 a.m., local time, or at any adjournments thereof (the "Meeting"), for the purpose of acting upon:

           1. The election of three directors to serve until the third succeeding annual meeting of shareholders, and until their successors have been duly elected or appointed and qualified;

           2. Such other business as may properly come before such meeting.

           Only shareholders of record at the close of business on Friday, October 22, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The Company's transfer books will not be closed for the Meeting.

           A list of shareholders entitled to vote at the Meeting will be available for inspection by any record shareholder at the Company's principal executive offices in Riverton, Wyoming. The inspection period begins two days after the date this Notice is given and ends at the conclusion of the Meeting.

                                            By Order of the Board of Directors


                                                /s/  Max T. Evans


                                            MAX T. EVANS, Secretary

           Please date, sign and return your Proxy so that your shares may be voted as you wish, and to assure quorum. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. The giving of such Proxy does not affect your right to vote in person should you attend the Meeting.

                             YOUR VOTE IS IMPORTANT

Dated: November 12, 1999

                                U.S. ENERGY CORP.

                     MINERALS PLAZA, GLEN L. LARSEN BUILDING
                               877 NORTH 8TH WEST
                             RIVERTON, WYOMING 82501

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON FRIDAY, DECEMBER 10, 1999

           The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of U.S. Energy Corp. (the "Company" or "USE") for use at the Annual Meeting of Shareholders to be held at 11:00 a.m. local time on Friday, December 10, 1999 (the "Meeting"). It is expected that the Notice of Meeting, Proxy Statement and Proxy will be mailed to record shareholders on or about November 12, 1998.

                              REVOCABILITY OF PROXY

           The Proxy may be revoked at any time, to the extent it has not been exercised, by: (i) written revocation; (ii) executing a later-dated Proxy and delivering it to the Company; (iii) requesting (in writing) a return of the Proxy; or (iv) the shareholder voting in person at the Meeting.

                                 VOTING OF PROXY

           If the enclosed Proxy is executed and returned, it will be voted as indicated by the shareholder on the proposals. Unless otherwise instructed to the contrary in the Proxy, the appointees named in the Proxy will:

           1.        VOTE FOR the three management nominees to the Board; and

           2. VOTE in accordance with their best judgment on any other matters that may properly come before the Meeting.

           As of the date of the Notice of Meeting and Proxy Statement, the management of the Company has no knowledge of other matters that may be brought before the Meeting.

                                  SOLICITATION

           The costs of preparing, assembling and mailing the Notice of Meeting, Proxy Statement, Proxy, (collectively the "Proxy Materials") as well as solicitations of the Proxies and miscellaneous costs with respect to the same, will be paid by the Company. The solicitation is to be made by use of the mails. The Company may also use the services of its directors, officers and employees to solicit Proxies, personally or by telephone and telegraph, at no additional salary or compensation. The Board does not expect to use specially engaged employees or paid solicitors, although it reserves the right to do so.

           The Company intends to request banks, brokerage houses and other such custodians, nominees and fiduciaries to forward copies of the Proxy Materials to those persons for whom they hold shares and request authority for the execution of the Proxies. The Company will reimburse the nominee holders for reasonable out-of-pocket expenses incurred by them in so doing.

                                VOTING SECURITIES

           Only holders of record of shares of the Company's $.01 par value common stock (the "Common Stock"), at the close of business on Friday, October 22, 1999, will be entitled to vote at the Meeting. On the record date, the Company had 8,829,082 shares of Common Stock outstanding and entitled to vote. The Company has no other class of voting securities outstanding. Each share of Common Stock is entitled to one vote, in person or by proxy, on all matters other than the election of directors, with respect to which cumulative voting is provided. Cumulative voting generally allows each holder of shares of Common Stock to multiply the number of shares owned by the number of directors being elected, and to distribute the resulting number of votes among nominees in any proportion that the holder chooses.

           A majority of the issued and outstanding shares of Common Stock, represented in person or by Proxy, constitutes a quorum at any shareholders' meeting.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

           The following is a list of all record holders who, as of October 22, 1999, beneficially owned more than five percent of the outstanding shares of Common Stock, as reported in filings with the Securities Exchange Commission (the "SEC") or as otherwise known to the Company. Except as otherwise noted, each holder exercises the sole voting and dispositive powers over the shares listed opposite the holder's name, excluding the shares subject to forfeiture and those held in ESOP accounts established for the employee's benefit. Dispositive powers over the forfeitable shares held by employees and non-employee directors who are not officers is shared by the Company's Board of Directors. Voting and dispositive powers over forfeitable shares held by the Company's five executive officers ("Officers Forfeitable Shares") are shared by the Company's non-employee directors (Messrs. Anderson, Bebout, Brenman and Fraser). The ESOP Trustees exercise voting powers over non-allocated ESOP shares and dispositive powers over all ESOP shares. It should be noted that voting and dispositive powers over certain shares are shared by or more of the listed holders. Such securities are reported opposite each holder having a shared interest therein. See "Certain Other Transactions".

                                                          Amount and Nature of Beneficial Ownership
                             ------------------------------------------------------------------------------------------------------
Name and address                   Voting Rights                Dispositive Rights                  Total                 Percent
of beneficial owner           Sole           Shared           Sole            Shared         Beneficial Ownership       of Class(1)
-------------------           ----           ------           ----            ------         --------------------       -----------
John L. Larsen(2)            695,825          981,338         662,263         1,380,154               2,111,843            23.1%
201 Hill Street
Riverton, WY 82501

Max T. Evans(3)              162,605          793,726         162,605         1,100,142               1,305,033           14 .6%
1410 Smith Road
Riverton, WY 82501

Daniel P. Svilar(4)          261,576          517,359         261,576           517,359                 834,785             9.3%
580 S. Indiana Street
Hudson, WY 82515

Michael D. Zwickl(5)          65,839          512,359          65,839           512,359                 578,198             6.6%
137 North Beech Street
Casper, WY 82601

Kathleen R. Martin(6)            -0-          512,359             -0-           512,359                 512,359             5.8%
309 North Broadway
Riverton, WY 82501

Crested Corp.                512,359              -0-         512,359               -0-                 512,359             5.8%
877 North 8th West
Riverton, WY 82501

Harold F. Herron(7)          161,242          293,979         152,067           692,795                 885,875             9.9%
3425 Riverside Road
Riverton, WY 82501

U.S. Energy Corp. ESOP(8)    155,811              -0-         462,227               -0-                 462,227             5.2%
877 North 8th West
Riverton, WY 82501



           (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person, by the number of shares outstanding plus the shares underlying options held by that person.

           (2) Mr. John L. Larsen exercises sole voting powers over 243,663 directly owned shares, 106,000 shares held in joint tenancy with his wife, 312,600 shares underlying options and 33,562 shares held in the U.S. Energy Corp. Employee Stock Ownership Plan ("ESOP") account established for his benefit. The directly owned shares include 27,500 shares gifted to his wife, that have remained in Mr. Larsen's name. He exercises shared voting rights over 155,811 shares held by the ESOP, which have not been allocated to accounts established for specific beneficiaries and shares held by corporations of which Mr. Larsen is a director consisting of 512,359 shares held by Crested Corp. ("Crested"), 125,556 shares held by Plateau Resources Limited ("Plateau"), 175,000 shares held by Sutter Gold Mining Company ("SGMC"), and 12,612 shares held by Ruby Mining Company ("Ruby"). Mr. Larsen shares the voting rights over such shares with the other directors of those corporations. Mr. Larsen shares voting powers over the unallocated ESOP shares in his capacity as an ESOP Trustee with the other ESOP Trustees. Shares over which sole dispositive rights are exercised consist of directly owned shares, joint tenancy shares and options, less the 27,500 shares gifted, but not transferred, to his wife. Shares for which shared dispositive powers are held consist of the 462,227 shares held by the ESOP, 92,400 shares held by employees and a non-employee director of the Company which are subject to forfeiture ("Forfeitable Shares"), the shares held by Crested, Plateau, SGMC and Ruby. The shares listed under "Total Beneficial Ownership" also include 69,426 shares beneficially held by Mr. Larsen which are subject to forfeiture. The Company's non-employee directors exercise

                                        3




shared voting and dispositive powers over such shares. The shares shown as beneficially owned by Mr. Larsen do not include 42,350 shares owned directly by his wife, who exercises the sole investment and voting powers over those shares.

           (3) Mr. Evans exercises sole voting and dispositive powers over 3,821 directly owned shares, 36,389 shares held in joint tenancy with his wife, 15,195 shares held in an Individual Retirement Account ("IRA") for his benefit and 107,200 shares underlying options. Shares over which Mr. Evans exercises shared voting rights consist of the shares held by Crested, Plateau and the unallocated ESOP shares. He exercises shared dispositive rights over the shares held by Crested, Plateau and the ESOP. Mr. Evans shares voting and dispositive powers over the shares held by Crested and Plateau with the remaining directors of those companies and over the ESOP shares with the other ESOP Trustees. The shares listed under "Total Beneficial Ownership" also include 42,286 shares beneficially held by Mr. Evans which are subject to forfeiture. The Company's non-employee directors exercise shared voting and dispositive powers over such shares.

           (4) Mr. Svilar exercises sole voting and dispositive powers over 72,567 directly owned shares, 17,950 shares held in joint tenancy with his wife, 1,000 shares held as custodian for his minor child under the Wyoming Uniform Transfers to Minors Act (the "Minor's shares"), 29,059 shares held in an IRA established for his benefit, and 141,000 shares underlying options. He holds sole dispositive power over his directly held shares, joint tenancy shares, Minor's shares and the shares underlying his options. Mr. Svilar exercises shared voting and dispositive rights over the 512,359 shares held by Crested with the other directors of Crested and 5,000 shares held by a private corporation of which he is a director with the other directors of that company. The shares listed under "Total Beneficial Ownership" also include 55,850 shares beneficially held by Mr. Svilar which are subject to forfeiture. The Company's non-employee directors exercise shared voting and dispositive powers over such shares.

           (5) Mr. Zwickl exercises sole voting and dispositive powers over 8,770 directly held shares, 3,444 shares held in an IRA established for his benefit and 53,625 shares held by (2) limited partnerships. He is the sole officer and director of the corporate general partner of those partnerships. As a director of Crested, Mr. Zwickl exercises shared voting and dispositive powers over the 512,359 shares held by Crested with the other Crested directors.

           (6) Consists of shares held by Crested over which shared voting and dispositive powers are exercised with the other Crested directors.

           (7) Mr. Herron exercises sole voting powers over 52,486 directly owned shares, 12,000 shares held for his minor children under the Wyoming Uniform Transfers to Minors Act (the "Minor's shares"), 86,000 shares underlying options, 9,175 shares held in the ESOP account established for his benefit and 1,581 shares held by Northwest Gold, Inc. ("NWG"). Sole dispositive powers are exercised over the directly held shares, the Minor's shares, the shares underlying options and the shares held by NWG. Mr. Herron exercises sole voting and investment powers over the NWG shares as NWG's sole director. Mr. Herron exercises shared voting rights over 125,556 shares held by Plateau, 12,612 shares held by Ruby and the 155,811 unallocated ESOP shares. Shared dispositive rights are exercised over the shares held by Plateau, Ruby, all ESOP shares and the 92,400 Forfeitable Shares. Mr. Herron exercises shared dispositive and voting powers over the shares held by Plateau and Ruby as a director of those companies with the other directors of those companies and over the ESOP shares in his capacity as an ESOP Trustee with the other ESOP Trustees. The shares listed under "Total Beneficial Ownership" also include 41,013 shares beneficially held by Mr. Herron which are subject to forfeiture. The Company's non-employee directors exercise shared voting and dispositive powers over such shares. The shares shown as beneficially owned by Mr. Herron do not include 2,895 shares owned directly by his wife who exercises the sole voting and dispositive powers over those shares.

           (8) The ESOP holds 462,227 shares, 155,811 of which have not been allocated to accounts of individual plan beneficiaries. The Trustees exercise the voting rights over the unallocated shares an dispositive rights over all ESOP shares. Plan participants exercise voting rights over allocated shares.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

           Pursuant to the Bylaws, the Company's directors are divided into three classes, each consisting of persons so far as is practicable. Directors are elected until the third succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal. The term of directors Don C. Anderson, Nick Bebout and H. Russell Fraser will expire at the Meeting and they have been nominated for re-election. The current directors of the Company are:

                                        Other                                        Meeting at
Name, age and                      positions with           Director                 which term
designation                       with the Company            since                  will expire
-----------                       ----------------            -----                  -----------

Don C. Anderson (72)               (a)                       1990                       1999
 (nominee)                                                                         Annual Meeting

Nick Bebout (48)                   (b)(c)(d)                 1989                       1999
 (nominee)                                                                         Annual Meeting

H. Russell Fraser (57)             (b)(c)(d)                 1996                       1999
 (nominee)                                                                         Annual Meeting

John L. Larsen (67)                Chairman and CEO          1966                       2000
 (continuing director)             (c)(d)(e)                                       Annual Meeting

Keith G. Larsen (40)               President                 1997                       2000
(continuing director)              (c)                                             Annual Meeting

Harold F. Herron (46)              Vice President            1989                       2001
 (continuing director)             (a)(b)(c)(e)                                    Annual Meeting

David W. Brenman (42)              (b)                       1989                       2001
 (continuing director)                                                             Annual Meeting



           (a)       Member of the nominating committee.
           (b)       Member of the compensation committee.
           (c)       Member of the executive committee.
           (d)       Member of the audit committee.
           (e)       ESOP trustee.

           As noted under "Voting Securities", cumulative voting is allowed in the election of directors.

           Management recommends that the shareholders vote for the re-election of Messrs. Anderson, Bebout and Fraser.

           Executive officers of the Company are elected by the Board at annual directors' meetings, which follow each Annual Shareholders' Meeting, to serve until the officer's successor has been duly elected and qualified, or until death, resignation or removal by the Board.

FAMILY RELATIONSHIPS.

           HAROLD F. HERRON, a director and Vice-President, is the son-in-law of John L. Larsen, a principal shareholder, Chairman and CEO. Keith G. Larsen, a director and President, is a son of John L. Larsen. Nick Bebout, a director, is a nephew of Daniel P. Svilar, a principal shareholder and General Counsel. There are no other family relationships among the executive officers or directors of the Company.

BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS OF DIRECTORS AND NOMINEES.

           JOHN L. LARSEN has been principally employed as an officer and director of the Company and Crested Corp. for more than the past five years. He is also a director of the Company's affiliate, Ruby Mining Company ("Ruby"). Crested and Ruby have registered equity securities under the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Larsen is Chief Executive Officer and Chairman of the board of directors of Plateau Resources, Limited and of Sutter Gold Mining Company, and he is a director of Yellow Stone Fuels Corp.

           KEITH G. LARSEN has been principally employed by the Company and Crested for more than the past five years as uranium fuels marketing director. On November 25, 1997, he was appointed as a director of the Company and elected President and Chief Operating Officer, replacing John L. Larsen as President. John L. Larsen remains Chairman of the Board and Chief Executive Officer.

           HAROLD F. HERRON has been the Company's Vice-President since January 1989. From 1976, Mr. Herron was an employee of Brunton, a manufacturer and/or marketer of compasses, binoculars and knives. Brunton was a wholly owned Company subsidiary until Brunton was sold in February 1996. Initially, he was Brunton's sales manager, and was its President from 1987 to April 1998, and served as its Chairman until August 1999. Mr. Herron is a director of Ruby and NWG, which have registered equity securities under the Exchange Act. He is also an officer and director of Plateau. Mr. Herron received an M.B.A. degree from the University of Wyoming after receiving a B.S. degree in Business Administration from the University of Nebraska at Omaha.

           DAVID W. BRENMAN has been a director of the Company since January 1989. Since September 1988, Mr. Brenman has been a self-employed financial consultant. In that capacity, Mr. Brenman has assisted the Company and Crested in negotiating certain financing arrangements. From February 1987 through September 1988, Mr. Brenman was a vice-president of project financing for Lloyd's International Corp., a wholly-owned subsidiary of Lloyd's Bank, PLC. From October 1984 through February 1987, Mr. Brenman was President, and continues to be a director of Cogenco International, Inc., a company engaged in the electric cogeneration industry, which has registered equity securities under the Exchange Act. Mr. Brenman has an L.L.M. degree in taxation from New York University and a J.D. degree from the University of Denver.

           DON C. ANDERSON has been a Company director since May 1990. From January 1990 until mid-fiscal 1993, Mr. Anderson was the Manager of the Geology Department for the Company. Mr. Anderson was Manager of Exploration and Development for Pathfinder Mines Corporation, a major domestic uranium mining and milling corporation, from 1976 until his retirement in 1988. Previously, he was Mine Manager for Pathfinder's predecessor, Utah International, Inc., from 1965 to 1976. He received a B. S. degree in geology from Brigham Young University.

           NICK BEBOUT has been director and President of NUCOR, Inc. ("NUCOR"), a privately-held corporation that provides exploration and development drilling services to the mineral and oil and gas industries, since 1987. Prior to that time, Mr. Bebout was Vice President of NUCOR from 1984. Mr. Bebout is also an officer, director and owner of other privately-held entities involved in the resources industry.

           H. RUSSELL FRASER has been a director of the Company since 1996. He is currently President and a director of American Capital Access, Inc., a bond rating company in New York, New York. Mr. Fraser was chairman of the board and chief executive officer of Fitch Investors Services, L.P. for more than the past five years. Fitch Investors Services, L.P., New York, New York, is a nationwide stock and bond rating and information distribution company. From 1980-1989, Mr. Fraser served as president and chief executive officer of AMBAC, the oldest municipal bond issuer in the United States. Under his direction, AMBAC's assets grew to more than $1 billion at year-end 1988 from $35 million at the beginning of 1980, while statutory net income after taxes increased to $57 million in 1988 from a loss in 1979.

           Before joining AMBAC, Mr. Fraser was senior vice president and director of fixed-income research at PaineWebber, Inc. While a member of the board of directors at PaineWebber, Mr. Fraser participated in both the corporate and public finance departments and headed PaineWebber's trading and sales for all corporate bond products. Previously, he managed corporate ratings at Standard & Poor's, supervising research analysis of corporate bonds, preferred stock, and commercial paper. During his tenure at S&P he started commercial paper ratings 'A-1' through 'A-3', initiating the plus and minus qualifiers and rating the first financial guaranty companies, AMBAC and MBIA. Mr. Fraser holds a B.S. in finance and economics from the University of Arizona. He is a member of the Municipal Analysts Group of New York and founder of the Fixed Income Analysts Society.



ADVISORY BOARD

           In fiscal 1998, the Board of Directors established an Advisory Board to be comprised of individuals with experience in the area of business, financial services, national elected office, and other areas. The members of the Advisory Board meet to review topics of interest or concern to the Board of Directors, and report to the Board of Directors the findings and recommendations of the Advisory Board. The Advisory Board doe not include any directors or officers of the Company, and none of the findings or recommendations of the Advisory Board will be binding upon the Company. The Chairman of the Advisory Board is the Honorable Alan K. Simpson, former U.S. Senator for Wyoming.

SECURITY OWNERSHIP OF NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

           The following table sets forth, as of October 22, 1999, the shares of Common Stock, and the $.001 par value common stock of the Company's 52%-owned subsidiary, Crested, held by each director and nominee, and by all officers and directors as a group. Unless otherwise noted, the listed record holder exercises sole voting and dispositive powers over the shares reported as beneficially owned, excluding the shares subject to forfeiture and those held in ESOP accounts established for the employee's benefit. Dispositive powers over the forfeitable shares held by employees and a non-employee director, is shared by the Company's Board of Directors. Voting and dispositive powers are shared by the Company's non-employee directors (Messrs. Anderson, Bebout, Brenman and Fraser) over forfeitable shares held by the Company's five executive officers. The ESOP Trustees exercise voting powers over unallocated ESOP shares and dispositive powers over all ESOP shares. It should be noted that voting and dispositive powers for certain shares are shared by or more of the listed holders. Such shares are reported opposite each holder having a shared interest therein, but are only included once in the shareholdings of the group presented in the table.

                                  Company Common Stock                          Crested Common Stock
                          -----------------------------------         ------------------------------------
                              Amount and              Percent              Amount and              Percent
                               Nature of               of                  Nature of                of
                          Beneficial Ownership       Class(1)         Beneficial Ownership        Class(1)
                          --------------------       --------         --------------------        --------

John L. Larsen               2,111,843(2)             23.1%              5,579,182(10)              54.0%

Keith G. Larsen                235,566(3)              2.6%              5,300,297(11)              51.2%

Harold F. Herron               885,875(2)              9.9%              5,424,999(12)              52.4%

Don C. Anderson                362,037(4)              4.1%              5,300,297(11)              51.2%

Nick Bebout                    376,488(5)              4.3%              5,300,297(11)              51.2%

David W. Brenman               357,882(6)              4.1%              5,300,297(11)              51.2%

H. Russell Fraser              360,382(6)              4.1%              5,300,297(11)              51.2%

Max T. Evans                 1,305,033(2)             14.6%                264,236(13)               2.6%

Daniel P. Svilar               834,785(2)              9.3%                281,850(14)               2.7%

R. Scott Lorimer               216,208(8)              2.4%                 15,000(15)               *

All officers and
directors as a
group (ten persons)          3,250,789(9)             33.4%              5,946,085(16)              57.5%


           * Less than one percent.


                                        8




           (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person or group, by the number of shares outstanding plus the shares underlying the options held by that person or group.

           (2) See footnotes for this person to the table presented under the heading "Principal Holders of Voting Securities".

           (3) Consists of 1,774 directly held shares, 8,000 shares held for the minor children of Keith G. Larsen under the Wyoming Uniform Transfers to Minors Act (the "Minor's shares"), 15,892 shares held in an ESOP account established for his benefit, 117,500 shares underlying options and 92,400 shares subject to forfeiture. Mr. K. Larsen exercises sole voting powers over his directly held shares, the ESOP shares, 8,820 shares subject to forfeiture, the Minor's shares and the shares underlying his options. Sole dispositive powers are exercised over the directly held shares, Minor's shares and the shares underlying his options. He shares dispositive powers over the 92,400 held by employees and a non-employee director of the Company which are subject to forfeiture ("Forfeitable Shares"), with the other directors of the Company.

           (4) Consists of 8,274 directly held shares, 3,055 shares held in an IRA established for Mr. Anderson's benefit, 338,208 shares subject to forfeiture and 12,500 shares underlying options. Mr. Anderson exercises sole voting and dispositive power over the directly held shares, IRA shares and the shares underlying his options. He exercises sole voting power over 21,000 shares he holds which are subject to forfeiture. Mr. Anderson exercises shared dispositive powers over the 92,400 Forfeitable Shares with the other directors of the Company. As a non-employee director, Mr. Anderson exercises shared voting and dispositive rights over 245,808 held by executive officers which are subject to forfeiture ("Officers' Forfeitable Shares"), with the other non-employee directors.

           (5) Consists of 18,230 shares held directly, 50 shares held in joint tenancy with his wife, 12,500 shares underlying options and 338,208 shares subject to forfeiture. Mr. Bebout exercises sole voting and dispositive powers over the directly held shares, the joint tenancy shares and the shares underlying his options. He exercises shared dispositive powers over the 92,400 Forfeitable Shares with the other directors of the Company and as a non-employee director, Mr. Bebout exercises shared voting and dispositive rights over the 245,808 Officers' Forfeitable Shares, with the other non-employee directors.

           (6) Consists of 7,174 shares held directly, 12,500 shares underlying options and 338,208 shares subject to forfeiture. Mr. Brenman exercises sole voting and dispositive powers over the directly held shares and the shares underlying his options. Mr. Brenman exercises shared dispositive powers over the 92,400 Forfeitable Shares with the other directors of the Company. As a non-employee director, Mr. Brenman exercises shared voting and dispositive rights over the 245,808 Officers' Forfeitable Shares, with the other non-employee directors.

           (7) Consists of 5,674 directly held shares, 4,000 shares held in an IRA for Mr. Fraser's benefit, 12,500 shares underlying options and 338,208 shares subject to forfeiture. Mr. Fraser exercises sole voting and dispositive rights over the directly held shares, the IRA shares and the shares underlying his options. Mr. Fraser exercises shared dispositive powers over the 92,400

                                        9




Forfeitable Shares with the other directors of the Company. As a non-employee director, Mr. Fraser exercises shared voting and dispositive rights over the 245,808 Officers' Forfeitable Shares, with the other non-employee directors.

           (8) Consists of 50,385 directly held shares and 104,700 shares underlying options over which Mr. Lorimer exercises sole voting and dispositive rights, and 23,890 shares held in the ESOP account established for his benefit over which he exercises sole voting rights. The shares listed under "Total Beneficial Ownership" also include 37,233 shares beneficially held by Mr. Lorimer which are subject to forfeiture. The Company's non-employee directors exercise shared voting and dispositive powers over such shares.

           (9) Consists of 1,729,666 shares over which the group members exercise sole voting rights, including 919,000 shares underlying options and 58,629 shares allocated to ESOP accounts established for the benefit of group members. The listed shares include 1,617,327 shares, including 919,000 shares underlying options, over which group members exercise sole dispositive rights. Shared voting and dispositive rights are exercised with respect to 1,234,646 and 1,633,462 shares (including 338,208 shares subject to forfeiture), respectively.

           (10) Consists of 5,300,297 Crested shares held by the Company, 100,000 shares held by SGMC, 60,000 shares held by Plateau and 53,885 shares held by Ruby with respect to which shared voting and dispositive powers are exercised as a director with the other directors of those Companies, and 65,000 forfeitable shares held by employees, over which Mr. J. Larsen exercises shared dispositive powers with the remaining Crested directors.

           (11) Consist of the Crested shares held by the Company with respect to which shared voting and dispositive powers are exercised as a director with the other directors of the Company.

           (12) Consists of 6,932 directly held shares and 3,885 shares held by NWG over which Mr. Herron exercises sole voting and investment powers, and the Crested shares held by the Company, Ruby and Plateau, with respect to which shared voting and dispositive powers are exercised as a USE, Plateau and Ruby director with the other directors of those companies. Mr. Herron is the sole director of NWG.

           (13) Consists of 139,236 directly held shares over which Mr. Evans exercises sole voting and dispositive rights, 60,000 shares held by Plateau, with respect to which shared voting and dispositive powers are exercised as a director with the other directors of Plateau, and 65,000 forfeitable shares held by employees, over which Mr. Evans exercises shared dispositive powers with the remaining Crested directors.

           (14) Consists of 216,850 directly held shares, over which Mr. Svilar exercises sole voting and dispositive powers and 65,000 forfeitable shares held by employees, over which Mr. Svilar exercises shared dispositive powers with the remaining Crested directors.

           (15) Consists of 15,000 shares which are subject to forfeiture. Mr. Lorimer exercises sole voting power over such shares, while the Crested directors share the dispositive powers over the shares.

                                       10




           (16) Consists of 381,903 shares over which the group members exercise sole voting rights, including 15,000 shares subject to forfeiture. The listed shares include 366,903 shares over which group members exercise sole dispositive rights. Shared voting and dispositive rights are exercised with respect to 5,514,182 and 5,579,182 shares (including 65,000 shares subject to forfeiture), respectively.

           Each director beneficially holds the 2,400,000, 2,040,000 and 255,000,000 shares of Ruby, NWG and Four Nines Gold, Inc. ("FNG") common stock, respectively, held by the Company. They exercise shared voting and dispositive powers over those shares as Company directors with the other Company directors. Those shares represent 26.7%, 7.6%, and 50.9% of the outstanding shares of Ruby, NWG, and FNG, respectively. John L. Larsen beneficially holds 272,500,000 shares of FNG common stock (54.4% of the outstanding shares), which includes 255,000,000 shares held by the Company, 5,000,000 held by USECC Joint Venture and 5,000,000 shares held by Crested, over which Mr. Larsen shares voting and dispositive powers with the remaining directors of the Company and Crested. Harold F. Herron beneficially holds 2,400,500, 2,597,500, and 265,000,000 shares of the common stock of Ruby, NWG, and FNG, respectively, representing 26.7%, 9.7%, and 52.9%, respectively, of those classes of stock. Daniel P. Svilar beneficially owns 14,000,000 shares of the common stock of FNG (4,000,000 shares directly in joint tenancy with other family members), representing 2.8% of that class. None of the other directors or officers directly hold any other shares of stock of Ruby, NWG or FNG. All executive officers and directors of the Company as a group (8 persons) hold 2,400,500, 2,597,500, and 284,500,000 shares of the stock of Ruby, NWG, and FNG, representing 26.7%, 9.7%, 60.0% and 56.2% of the outstanding shares of those companies, respectively.

           The Company has reviewed Forms 3, 4 and 5 reports concerning ownership of Common Stock in the Company, which have been filed with the SEC under Section 16(a) of the Exchange Act, and received written representations from the filing persons. Based solely upon review of the reports and representations, Messrs. J. Larsen, K. Larsen, Herron, Evans and Lorimer each had one late filing, and Mr. Svilar had late filings. The Company believes no other director, executive officer, beneficial owner of more than ten percent of the Common Stock, or other person subject to obligations, failed to file such reports on a timely basis during fiscal 1999.

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

           The following information is provided pursuant to Item 401 of Reg. S-K, regarding the executive officers of the Company who are not also directors.

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

           The following information is provided pursuant to Item 401 of Reg. S-K, regarding the executive officers of the Company who are not also directors.

           MAX T. EVANS, age 74, has been Secretary for USE and President of Crested for more than the past five years. Mr. Evans had been a director of USE for more than the past five years, prior to April 17, 1997. He is also an officer and director of Plateau. He serves at the will of each board of directors. There are no understandings between Mr. Evans and any other person pursuant to which he was named as an officer. He has no family relationships with any of the other executive officers or directors of USE or Crested. During the past five years, Mr. Evans has not been involved in any Reg. S-K Item 401(d) proceeding.

           DANIEL P. SVILAR, age 70, has been General Counsel for USE and Crested for more than the past five years. He also has served as Secretary and a director of Crested, and Assistant Secretary of USE. His positions of General Counsel to, and as officers of the companies, are at the will of each board of directors. There are no understandings between Mr. Svilar and any other person pursuant to which he was named as officer or General Counsel. He has no family relationships with any of the other executive officers or directors of USE or Crested, except his nephew Nick Bebout is a USE director. During the past five years, Mr. Svilar has not been involved in any Reg. S-K Item 401(f) proceeding.

           ROBERT SCOTT LORIMER, age 48, has been Controller and Chief Accounting Officer for both USE and Crested for more than the past five years. Mr. Lorimer also has been Chief Financial Officer for both these companies since May 25, 1991, their Treasurer since December 14, 1990, and Vice President Finance since April 1998. He serves at the will of each board of directors. There are no understandings between Mr. Lorimer and any other person, pursuant to which he was named as an officer, and he has no family relationship with any of the other executive officers or directors of USE or Crested. During the past five years, he has not been involved in any Reg. S-K Item 401(f) listed proceeding.

                             EXECUTIVE COMPENSATION

           Under a Management Agreement dated August 1, 1981, the Company and Crested share certain general and administrative expenses, including compensation of the officers and directors of the companies (but excluding directors' fees) which have been paid through the USECC Joint Venture ("USECC"). Substantially all the work efforts of the officers of the Company and Crested are devoted to the business of both the Company and Crested.

           All USECC personnel are Company employees, in order to utilize the Company's ESOP as an employee benefit mechanism. The Company charges USECC for the direct and indirect costs of its employees for time spent on USECC matters, and USECC charges one-half of that amount to each of Crested and the Company.

           The following table sets forth the compensation paid to the USE Chief Executive Officer, and those of the four most highly compensated USE executive officers who were paid more than $100,000 cash in any of the three fiscal years ended May 31, 1999. The table includes compensation paid such persons by Crested for 1997, 1998 and 1999 for such persons' services to such subsidiaries.

                                               SUMMARY COMPENSATION TABLE

                                                                             Long Term Compensation
                                                                   -----------------------------------
                                   Annual Compensation                      Awards           Payouts
                            --------------------------------------------------------------------------
(a)                   (b)     (c)          (d)         (e)             (f)           (g)        (h)        (i)
                                                      Other
Name                                                  Annual        Restricted                           All Other
and                                                   Compen-         Stock                    LTIP      Compen-
Principal                                             sation         Award(s)      Options/   Payouts    sation
Position             Year   Salary($)    Bonus($)       ($)            ($)          SARs(#)     ($)      ($)(1)
-------------------------------------------------------------------------------------------------------------------
John L. Larsen       1999   $166,700   $ 85,000(2)       --        $ 80,000(3)        -0-       --     $ 16,000
 CEO and             1998    190,700    732,000          --         131,200(4)        -0-       --       16,000
 Chairman            1997    131,200        -0-          --          98,158(5)        -0-       --       13,500

Keith G. Larsen(6)   1999   $105,500   $ 46,000(2)       --        $   --             -0-       --     $ 15,100
 President           1998    120,200        -0-          --            --             -0-       --       12,000
 and COO

Daniel P. Svilar     1999   $132,700   $459,400(2)       --        $ 60,000(3)        -0-       --     $ 16,000
 General Counsel     1998    134,300        -0-          --          98,400(4)        -0-       --       13,400
 and Assistant       1997    109,700      3,400          --          81,454(5)        -0-       --       11,300
 Secretary

Harold F. Herron     1999   $112,800   $    -0-          --        $ 40,000(3)        -0-       --     $ 11,300
 Vice President      1998     36,400        -0-          --          65,600(4)        -0-       --        3,600
                     1997     31,900        990          --         120,858(7)        -0-       --        3,300

R. Scott Lorimer     1999   $134,100   $459,000(2)       --        $ 40,000(3)        -0-       --     $ 16,000
 Treasurer           1998    132,300        -0-          --          65,600(4)        -0-       --       13,200
 and CFO             1997    100,300      3,200          --          54,299(5)        -0-       --       10,300

----------

           (1)  Dollar   values  for  ESOP   contributions   and  401K  matching
contributions.

           (2) Includes cash bonuses of $50,000,  $25,000, $125,000 and $125,000 to Messrs. John L. Larsen, Keith G. Larsen, Daniel P. Svilar and R. Scott Lorimer, respectively. Also includes stock bonuses of 50,000 restricted shares of the Company's Common Stock to each Mr. Svilar and Mr. Lorimer, at $2.94 per share, the closing bid price of at the time of receipt. These bonuses were issued as compensation for the extraordinary amount of work beyond the normal work load of these individuals in the litigation with Nukem, Inc. The Board of Directors authorized the payment of taxes on these bonuses.

           (3) Includes shares issued under the 1996 stock award program multiplied by $4.00, the closing bid price on the issue date. These shares are subject to forfeiture on termination of employment, except for retirement, death or disability.

           (4) Includes shares issued under the 1996 Stock Award Program multiplied by $6.56, the closing bid price on the issue date. These shares are subject to forfeiture on termination of employment, except for retirement, death or disability.


                                       13




           (5) Includes bonus shares of USE common stock equal to 40% of original bonus shares issued FY 1990, multiplied by $10.875, the closing bid price on issue dates. Also includes shares issued under 1996 Stock Award Program multiplied by $10.875, the closing bid price on the issue dates. These shares are subject to forfeiture on termination of employment, except for retirement, death or disability.

           (6) Keith G. Larsen was not an executive officer of USE prior to fiscal 1998.

           (7) Includes bonus shares equal to 100% of original bonus shares issued FY 1990, multiplied by $10.875, the closing bid price on issue date. Also includes shares issued under the 1996 Stock Award Program multiplied by $10.875, the closing bid price on the issue date. These shares are subject to forfeiture on termination of employment, except for retirement, death or disability.

EXECUTIVE COMPENSATION PLANS AND EMPLOYMENT AGREEMENTS

           The Company has adopted a plan to pay the estates of Messrs. Larsen, Evans and Svilar amounts equivalent to the salaries they are receiving at the time of their death, for a period of one year after death, and reduced amounts for up to five years thereafter. The amounts to be paid in such subsequent years have not yet been established, but would be established by the Boards of the Company and Crested.

           Mr. Svilar has an employment agreement with the Company and Crested, which provides for an annual salary in excess of $100,000, with the condition that Mr. Svilar pay an unspecified amount of expenses incurred by him on behalf of the Company and its affiliates. In the event Mr. Svilar's employment is involuntarily terminated, he is to receive an amount equal to the salary he was being paid at termination, for a year period. If he should voluntarily terminate his employment, the Company and Crested will pay him that salary for nine months thereafter. The foregoing is in addition to Mr. Svilar's Executive Severance and Non-Compete Agreement with the Company (see below).

           In fiscal 1992, the Company signed Executive Severance and Non-Compete Agreements with Messrs. John L. Larsen, Evans, Svilar and Lorimer, providing for payment to such person upon termination of his employment with the Company, occurring within three years after a change in control of the Company, of an amount equal to (i) severance pay in an amount equal to three times the average annual compensation over the prior five taxable years ending before change in control, (ii) legal fees and expenses incurred by such persons as a result of termination, and (iii) the difference between market value of securities issuable on exercise of vested options to purchase securities in USE, and the options' exercise price. These Agreements also provide that for the three years following termination, the terminated individual will not compete with USE in most of the western United States in regards to exploration and development activities for uranium, molybdenum, silver or gold. For such non-compete covenant, such person will be paid monthly over a three year period an agreed amount for the value of such covenants. These Agreements are intended to benefit the Company's shareholders, by enabling such persons to negotiate with a hostile takeover offeror and assist the Board concerning the fairness of a takeover, without the distraction of possible tenure insecurity following a change in control. As of this Proxy Statement date, the Company is unaware of any proposed hostile takeover.

           The Company and Crested provide all of their employees with certain forms of insurance coverage, including life and health insurance. The health insurance plan does not discriminate in favor of executive employees; life insurance of $50,000 is provided to each member of upper management (which includes all persons in the compensation table), $25,000 of such coverage is provided to middle-management employees, and $15,000 of such coverage is provided to other employees.

           In June 1998, the Company and Crested paid cash bonuses totaling $325,000 (net after taxes) to four officers for their extraordinary efforts since 1991 in the litigation and arbitration proceedings with Nukem, Inc. As of the date the bonuses were paid, these efforts had resulted in the Company and Crested receiving approximately $17,000,000 from Nukem and CRIC. These bonuses were recommended by the Compensation Committee of the Board of Directors in the following (after tax) amounts: $50,000 for John L. Larsen, $25,000 for Keith G. Larsen, and $125,000 each for Daniel P. Svilar and R. Scott Lorimer.

           EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP"). An ESOP has been adopted to encourage ownership of the Common Stock by employees, and to provide a source of retirement income to them. The ESOP is a combination stock bonus plan and money purchase pension plan. It is expected that the ESOP will continue to invest primarily in the Common Stock. Messrs. Larsen, Herron and Evans are the trustees of the ESOP.

           Contributions to the stock bonus plan portion of the ESOP are discretionary and are limited to a maximum of 15% of the covered employees' compensation for each year ended May 31. Contributions to the money purchase portion of the ESOP are mandatory (fixed at ten percent of the compensation of covered employees for each year), are not dependent upon profits or the presence of accumulated earnings, and may be made in cash or shares of Company's Common Stock.

           The Company made a contribution of 89,600 shares to the ESOP for fiscal 1999, all of which were contributed under the money purchase pension plan. At the time the shares were contributed, the market price was $4.00 per share, for a total contribution with a market value of $358,400 (which has been funded by the Company). Crested and the Company are each responsible for one-half of that amount (i.e., $179,200) and Crested currently owes its one-half to the Company. 20,667 of the shares were allocated to the ESOP accounts of the executive officers.

           Employee interests in the ESOP are earned pursuant to a seven year vesting schedule; after three years of service, the employee is vested to 20% of the ESOP account, and thereafter at 20% per year. Any portion which is not vested is forfeited upon termination of employment, other than by retirement, disability, or death.

           The maximum loan outstanding during fiscal 1999 under a loan arrangement between the Company and the ESOP was $1,014,300 at May 31, 1999 for loans made in fiscal 1992 and 1991. Interest owed by the ESOP was not booked by the Company. Crested pays one-half of the amounts contributed to the ESOP by USE. Because the loans are expected to be repaid by contributions to the ESOP, Crested may be considered to indirectly owe one-half of the loan amounts to USE. The loan was reduced by $183,785 plus interest of $168,574.84 through the contribution of shares by the

ESOP to the ESOP in 1996. There was no similar reduction, however, for fiscal 1997, 1998 or 1999.

           STOCK  OPTION PLAN.  The Company has an  incentive  stock option plan
("ISOP"), reserving an aggregate of 2,750,000 shares of Common Stock for issuance upon exercise of options granted thereunder. Awards under the plan are made by a committee of or more persons selected by the Board (presently Messrs. Herron, Bebout, Brenman and Fraser) and ratified by the Board of Directors.

           Options expire no later than ten years from the date of grant, and upon termination of employment for cause. Subject to the ten year maximum period, upon termination, unless terminated for cause, options are exercisable for three months or in the case of retirement, disability or death, for one year.

           For information about options issued prior to fiscal 1998, please see Note J to the USE consolidated Financial Statements for fiscal year ended May 31, 1998, which are contained in the 1998 Annual Report to Shareholders accompanying this Proxy Statement. No options were exercised in fiscal 1999. In fiscal 1998, options to purchase 5,000 shares were exercised. In fiscal 1997, options to purchase 106,100 shares (previously issued to employees in 1992 and 1996) were exercised. None of the exercised options had been held by officers or directors.

           The Board of Directors approved (on September 25, 1998) the issuance (to officers, employees, and non-employee directors and an advisory board member) of options to purchase 837,500 shares of USE Common Stock; the options had an exercise price of $2.00 per share (the closing NASDAQ/NMS stock market price of USE stock on September 25, 1998 was $1.50), and the options will expire in June 2008. The options issued to officers included 112,500 to John L. Larsen, 87,500 to Keith G. Larsen, 75,000 to Harold F. Herron, 75,000 to Daniel P. Svilar, 75,000 to R. Scott Lorimer, and 50,000 to Max T. Evans. Outside directors Nick Bebout, H. Russell Fraser, Don C. Anderson and David W. Brenman, and Advisory Board Member Alan K. Simpson, each received a non-qualified option for 12,500 shares, with the same exercise price. Issuance of the options was contingent on shareholder approval of an amendment to the Company's Stock Option Plan at its 1998 Annual Meeting. USE shareholders approved the amendment and the options were granted as of December 4, 1998. Non-qualified options were granted at $2.00 per share and the qualified options were priced at $2.875 per share (the closing price of USE stock on December 4, 1998).

           The following table shows unexercised options, how much thereof were exercisable, and the dollar values for in-the-money options, at May 31, 1999.

        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

       (a)                   (b)                 (c)                 (d)                    (e)
                                                                                         Value of
                                                                  Number of             Unexercised
                                                                 Unexercised           In-the-Money
                                                               Options/SARs at        Options/SARs at
                           Shares                                FY-End (#)              FY-End($)
                          Acquired              Value           Exercisable/            Exercisable
Name                   on Exercise (#)       Realized($)        Unexercisable          Unexercisable
----                   ---------------       -----------        -------------          -------------

John L. Larsen,              -0-                 -0-               100,000              $200,000(1)
       CEO                                                       exercisable          exercisable and
                                                                                        unexercised

                             -0-                 -0-               100,100              $110,110(2)
                                                                 exercisable          exercisable and
                                                                                        unexercised

                             -0-                 -0-               77,118              $154,236 (3)
                                                                 exercisable          exercisable and
                                                                                        unexercised

                             -0-                 -0-               34,782               $39,130(4)
                                                                 exercisable          exercisable and
                                                                                        unexercised


Keith G. Larsen              -0-                 -0-               10,000             $     -0-   (5)
       President                                                 exercisable          exercisable and
                                                                                        unexercised

                             -0-                 -0-               52,718              $105,436 (3)
                                                                 exercisable          exercisable and
                                                                                        unexercised

                             -0-                 -0-               34,782               $39,130 (4)
                                                                 exercisable          exercisable and
                                                                                        unexercised


        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

       (a)                    (b)                 (c)                 (d)                   (e)
                                                                                         Value of
                                                                   Number of            Unexercised
                                                                  Unexercised          In-the-Money
                                                                Options/SARs at       Options/SARs at
                            Shares                                FY-End (#)             FY-End($)
                           Acquired              Value           Exercisable/           Exercisable
Name                    on Exercise (#)       Realized($)        Unexercisable         Unexercisable
----                    ---------------       -----------        -------------         -------------

Max T. Evans,                 -0-                 -0-               57,200             $ 62,920 (2)
       Secretary                                                  exercisable         exercisable and
                                                                                        unexercised

                              -0-                 -0-               15,218             $ 30,436 (3)
                                                                  exercisable         exercisable and
                                                                                        unexercised

                              -0-                 -0-               34,782             $ 39,130 (4)
                                                                  exercisable         exercisable and
                                                                                        unexercised

Harold F. Herron,             -0-                 -0-               11,000             $ 12,100 (2)
       Vice President                                             exercisable         exercisable and
                                                                                        unexercised

                              -0-                 -0-               40,218             $ 80,436 (3)
                                                                  exercisable         exercisable and
                                                                                        unexercised

                              -0-                 -0-               34,782             $ 39,130 (4)
                                                                  exercisable         exercisable and
                                                                                        unexercised



        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

       (a)                     (b)                 (c)                 (d)                  (e)
                                                                                         Value of
                                                                    Number of           Unexercised
                                                                   Unexercised         In-the-Money
                                                                 Options/SARs at      Options/SARs at
                             Shares                                FY-End (#)            FY-End($)
                            Acquired              Value           Exercisable/          Exercisable
Name                     on Exercise (#)       Realized($)        Unexercisable        Unexercisable
----                     ---------------       -----------        -------------        -------------

Daniel P. Svilar               -0-                 -0-               66,000            $ 72,600 (2)
       Assistant                                                   exercisable        exercisable and
       Secretary                                                                        unexercised

                               -0-                 -0-               40,218            $ 80,436 (3)
                                                                   exercisable        exercisable and
                                                                                        unexercised

                               -0-                 -0-               34,782            $ 39,130 (4)
                                                                   exercisable        exercisable and
                                                                                        unexercised

R. Scott Lorimer               -0-                 -0-               29,700            $ 32,670 (2)
       Treasurer                                                   exercisable        exercisable and
                                                                                        unexercised

                               -0-                 -0-               40,218            $ 80,436 (3)
                                                                   exercisable        exercisable and
                                                                                        unexercised

                               -0-                 -0-               34,782            $ 39,130 (4)
                                                                   exercisable        exercisable and
                                                                                        unexercised

(1)    Equal to $4.00 closing bid on last trading day in FY 1999 less $2.00 per share option exercise price, multiplied by all shares exercisable.

(2)    Equal to $4.00 closing bid on last trading day in FY 1999, less $2.90 per share option exercise price, multiplied by all shares exercisable.

(3)    Equal to $4.00 closing bid on last trading day in FY 1999, less $2.00 per share option exercise price, multiplied by all shares exercisable.

(4)    Equal to $4.00 closing bid on last trading day in FY 1999, less $2.875 per share option exercise price, multiplied by all shares exercisable.

                                       19




(5) Equal to $4.00 closing bid on last trading day in FY 1999, less $4.00 per share option exercise price, multiplied by all shares exercisable.

           1996 STOCK AWARD PROGRAM. The Company has an annual incentive compensation arrangement for the issuance of up to 67,000 shares of Common Stock each year (from 1997 through 2002) to executive officers of the Company, in amounts determined each year based on earnings of the Company for the prior fiscal.

           Shares are issued annually, but each officer to whom shares are to be issued must be employed by the Company as of the issue date of the grant year, and the Company must have been profitable in the preceding fiscal year. The officers will receive up to an aggregate total of 67,000 shares per year for the years 1997 through 2002, although if in prior years, starting in 1997, fewer than 67,000 USE shares are awarded in any year, the unissued balance of the 67,000 share maximum will be available for issue in subsequent years (through
2007). One-half of the compensation expense under the Program is the responsibility of Crested. The Board of Directors determines the date each year when shares are to be issued.

           Each allocation of shares is issued in the name of the officer, and will be earned out (vested) over 5 years, at the rate of 20% as of May 31 of each year following the date of issue. However, none of the vested shares shall become available to or come under the control of the officer until termination of employment by retirement, death or disability. Upon termination, the share certificates will be released to the officer; until termination, the certificates are held by the Treasurer of the Company. Voting rights are exercised over the shares by the non-employee directors of the Company; dividends or other distributions with respect to the shares will be held by the Treasurer for the benefit of the officers.

           The number of shares to be awarded each year out of such 67,000 shares aggregate limit is determined by the Compensation Committee, based on criteria including the Company's earnings per share for the prior fiscal year. Other factors may be taken into consideration by the Compensation Committee. The total shares issued are divided among the officers based on the following percentages: John L. Larsen 29.85%, Daniel P. Svilar 22.39%, Max T. Evans 17.91%, Harold F. Herron 14.93% and R. Scott Lorimer 14.93%. For fiscal 1998, the Compensation Committee awarded 67,000 shares to the officers. The award was based on the revenues of the Company ($11,558,500) in fiscal 1998, and the finding by the Compensation Committee that but for the $1,500,000 expense which resulted from a writedown of the investment in the gold property in California, the Company would have reported a $515,800 profit for fiscal 1998. For fiscal 1999, the Compensation Committee awarded 67,000 shares to officers. The award was based on the revenues of the Company, which were $10,853,600 in fiscal 1999, and the finding by the Compensation Committee that the major reason for the loss incurred during fiscal 1999 in the amount of $11,648,500, was as a result of the impairments taken on long term assets. These impairments totaled $13,224,400. Please see Note F to the Consolidated Financial Statements in the Annual Report.

           SUBSIDIARY PLANS. During the year ended May 31, 1991, Brunton adopted a salary deduction plan intended to qualify as a deferred compensation plan under Internal Revenue Code Section 401(k). Harold F. Herron, John L. Larsen, Daniel P. Svilar and R. Scott Lorimer are the only

Company officers who are able to participate in this retirement plan. The fiscal 1994 acquisition of Brunton by the Company, and the sale of Brunton in 1996, have not affected the Brunton 401(k) plan.

           Other than as set forth above, neither the Company nor any of its subsidiaries have any pension, stock option, bonus, share appreciation, rights or other plans pursuant to which they compensate the executive officers and directors of the Company. Other than as set forth above, no executive officer received other compensation in any form which, with respect to any individual named in the Cash Compensation Table, exceeded ten percent of the compensation reported for that person, nor did all executive officers as a group receive other compensation in any form which exceeded ten percent of the compensation reported for the group.

DIRECTORS' FEES AND OTHER COMPENSATION

           The Company pays non-employee directors a fee of $150 per meeting attended. All directors are reimbursed for expenses incurred with attending meetings.

           Non-employee directors are compensated for services with $400 per month, payable each year by the issue of shares of USE Common Stock based on the closing stock market price as of January 15. In 1999, 6,136 shares were issued to non-employee directors for service in 1998. In 1998, 2,560 shares were issued to non-employee directors for service in 1997. Separately, Mr. Fraser, a director, and the Honorable Alan K. Simpson, Chairman of the Advisory Board, each received 2,500 shares of USE Common Stock for services in fiscal 1998. The 2,500 shares issued to Mr. Fraser were in addition to shares issued under the monthly service plan.

           In fiscal 1990, the Board authorized the Executive Committee to make loans to members of the Board, or to guarantee their obligations in amounts of up to $50,000, if such arrangements would benefit the Company. The Company loaned $25,000 to David W. Brenman under this plan in fiscal 1991. The loan to Mr. Brenman bears interest at the prime rate of the Chase Manhattan Bank and was due September 1, 1994, but has been extended to December 31, 1999 by Board vote. The loan was provided as partial consideration for Mr. Brenman's representation of the Company to the financial community in New York City.

                        COMMITTEES AND MEETING ATTENDANCE

           During the fiscal year ended May 31, 1999, there were seven Board meetings and one Executive Committee meeting. The Executive Committee acts in place of the Board between meetings of the Board. Except for Mr. Brenman, each current member of the Board attended at least 75% of the combined Board meetings and meetings of committees on which the director serves. From time to time, the Board and Executive Committee act by unanimous written consent pursuant to Wyoming law. Such actions are counted as meetings for purposes of disclosure under this paragraph.

           An Audit Committee has also been established by the Board. The Audit Committee held one meeting in fiscal 1999. Members of the Audit Committee meet informally at various times during the year. The Audit Committee reviews the Company's financial statements and accounting controls, and contacts the independent public accountants as necessary to ensure that adequate accounting controls are in place and that proper records are being kept. The Audit Committee also reviews the audit fees of the independent public accountants.

           The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures. During the fiscal year ended May 31, 1999, the members of the Compensation Committee had one meeting by unanimous written consent and also discussed compensation matters on an individual basis.

           A Management Cost Apportionment Committee was established by USE and Crested in 1982, for the purpose of reviewing the apportionment of costs between USE and Crested. John L. Larsen, Max T. Evans and Scott Lorimer are members of this Committee.

           The Board of Directors has a Nominating Committee, which did not meet during the most recently completed year. The Nominating Committee will consider nominees recommended by security holders for consideration as potential nominees. Anyone wishing to submit a potential nominee for consideration as a management nominee for the 2000 Annual Meeting must provide the nominee's name to the Nominating Committee not later than June 30, 2000, together with a completed questionnaire, the form of which will be supplied by the Company on request.

                           CERTAIN OTHER TRANSACTIONS

           TRANSACTIONS WITH YELLOW STONE FUELS CORP. Yellow Stone Fuels Corp., hereafter ("YSFC") was organized on February 17, 1997 in Ontario, Canada. As of February 17, 1997, YSFC acquired all the outstanding shares of Common Stock of Yellow Stone Fuels, Inc. (a Wyoming corporation which was organized on June 3,
1996) in exchange for YSFC issuing the same number of shares of YSFC Stock to the former shareholders of Yellow Stone Fuels, Inc. ("YFI"). YSFC and its wholly-owned subsidiary Yellow Stone Fuels, Inc. will hereafter be referred to collectively as YSFC.

           On May 15, 1997, YSFC, a 12.7% owned affiliate of USE and a 12.7% owned affiliate of Crested, entered into a line of credit arrangement with USECC. As of May 31, 1998, YSFC owed USECC $440,000, which included $40,000 of accrued interest. This note bears interest at 10% and is due on December 31, 1998. In lieu of paying the note in cash on or before its maturity date, YSFC may convert this debt, at its option, into YSFC shares of common stock at $1.00 per share of debt and interest. However, if YSFC defaults in paying the note by December 31, 1998, the note is convertible into a number of shares which will give USE and Crested a combined 51% ownership interest in YSFC. As part consideration for the loan, USE and Crested entered into a Voting Trust Agreement having an initial term of 24 months or until the loan facility is paid, with USE and Crested having voting control of more than 50% of the outstanding shares of YSFC. The majority of the remaining outstanding YSFC shares are owned by family members of John L. Larsen, Chairman of USE.

           In fiscal 1998, YSFC sold 1,219,000 shares of Common Stock to 94 investors in a private placement, at $2.00 per share; net proceeds to YSFC were $2,041,060 after payment of $316,940 in commissions to the placement agent (AFFC, Denver, Colorado) and $80,000 in legal and accounting expenses. Most of these investors were "accredited" investors. The securities were sold pursuant to Rule 506 of Regulation D under the Securities Act of 1933 ("1933 Act"), and are restricted from resale under Rule 144. In connection with the private placement, in September 1997, USE entered into an Exchange Rights Agreement with YSFC and AFFC, pursuant to which a registered Exchange Offer was from March 1999 through September 13, 1999.

           Pursuant to the Exchange Offer to each of the YSFC shareholders who invested in YSFC through AFFC in late 1997 and early 1998, USE has issued 734,919 free trading shares of its Common Stock to these former YSFC shareholders. The exchange was based on the investor's cost basis in YSFC shares, plus 10% annual interest, divided by the USE share price for the five trading days before the investor accepted the exchange offer. The Exchange Offer also was made by USE to holders of the YSFC Warrants, all of whom exchanged the YSFC Warrants for USE Warrants to buy 67,025 shares of USE Common Stock at $3.64 per share. The Warrants expire in 2002 and are exercisable for free trading USE shares. Shareholders of YSFC who did not invest in YSFC through AFFC are not eligible to participate in the Exchange Offer.

           The Exchange Rights Agreement was intended to provide liquidity to the YSFC shareholders (and the holders of the YSFC Warrants), by allowing them the opportunity to exchange their securities in a private company (YSFC) for securities in a Nasdaq NMS public company (USE). The Exchange Rights Agreement was negotiated at arms' length between YSFC, USE (which had founded and organized YSFC), and AFFC (as YSFC's placement agent in the private offering of YSFC restricted shares). Under the Exchange Rights Agreement, if YSFC were not listed on Nasdaq NMS by the eighteenth month anniversary of the Exchange Rights Agreement, USE would be required at that time to make an offer to the YSFC shareholders to exchange free trading shares of USE Common Stock for their restricted shares of YSFC. An initial listing on Nasdaq NMS would require YSFC to meet several conditions, including having minimum net tangible assets of $6,000,000 and at least 400 shareholders. YSFC did not meet these conditions to listing. Therefore, USE filed a registration statement on Form S-4 (declared effective in March 1999) for the Exchange Offer.

           TRANSACTIONS WITH DIRECTORS. of the Company's directors, Messrs. John
L. Larsen and Herron, and one of Crested's directors, Max T. Evans, are trustees of the ESOP. Mr. Larsen is also a director of Crested. In that capacity they have an obligation to act in the best interests of the ESOP participants. This duty may conflict with their obligations as directors of the Company in times of adverse market conditions for the Common Stock, or in the event of a tender offer or other significant transaction.

           In general, the ESOP trustees exercise dispositive powers over shares held by the ESOP, and exercise voting powers with respect to ESOP shares that have not been allocated to a participant's account. In addition, the Department of Labor has taken the position that in certain circumstances ESOP trustees may not rely solely upon voting or dispositive decisions expressed by plan participants, and must investigate whether those expressions represent the desires of the participants, and are in their best interests.

           Harold F. Herron, son-in-law of John L. Larsen, has been living in and caring for a house owned by the Company until such time as the property was sold. In fiscal 1995, Mr. Herron purchased the house for $260,000, the appraised value of the property, and was reimbursed by the Company for leasehold improvements totaling $22,830. The Company accepted a promissory note in the amount of $112,170 with interest compounded annually at 7% due on September 6, 1999 as a result of this transaction. The maturity date for this note has been extended to September 6, 2000. This note is secured by 30,000 shares of USE common stock owned by Mr. Herron.

           OTHER INFORMATION. The Company has adopted a stock repurchase plan under which it may purchase up to 500,000 shares of its Common Stock at market prices from time to time. The shares purchased would be retired and canceled. The board of Directors believes that the repurchase plan is in the best interest of all shareholders while the stock is trading at low prices relative to the book value per share. During fiscal 1999, the Company repurchased 45,700 shares of its Common Stock.

           In May 1998, the Company issued a warrant to purchase 200,000 shares of USE Common Stock to Robin J. Kindle, an employee of USE and a son-in-law of John L. Larsen. The exercise price is $7.50 per share, and the warrant expires in May 2001.

           Three of John L. Larsen's sons and three sons-in-law are employed by the Company or subsidiaries (as President, President of YSFC, Vice President, chief pilot, landman, and manager of shareholder relations). Mr. Larsen's son-in-law Harold F. Herron is an officer and director of the Company, and former Chairman of Brunton. Collectively, the six individuals and John L. Larsen received $923,400 in total gross cash compensation for services in fiscal 1999. See "Executive Compensation Plans and Employment Agreements."

           The Company and Crested provide management and administrative services for affiliates under the terms of various management agreements.
Revenues from services by the Company from unconsolidated affiliates were $584,400 in fiscal 1999 and $1,1369,300 in fiscal 1998. The Company provides all employee services required by Crested, which is obligated to the Company for its share of the costs for providing such employees.

           WARRANT TO SHAMROCK PARTNERS, LTD. On January 20, 1998 USE entered into a nonexclusive one year Investment Banking Consulting Agreement with Shamrock Partners, Ltd. ("SPL"), 111 Veterans Square, Media, Pennsylvania, under which SPL is to provide financial consulting services and advice concerning financing, merger and acquisition proposals, and to assist USE in arranging meetings between representatives of USE and financial institutions in the investment community (including broker-dealer firms, security analysts, and portfolio managers). For SPL's services, as of December 5, 1997 USE authorized the issuance to SPL a Warrant to Purchase 200,000 shares of Common Stock of USE at a price of $6.00 cash per share; the Warrant is exercisable through January 20, 2000. The Holder (or substitute Holders) of the Warrants are not entitled to any rights of a shareholder in USE by virtue of holding the Warrants.

           The Warrant carries certain rights of registration with the Commission under the 1933 Act as more specifically described in the Warrant. If the Company so registers the Warrants solely to accommodate the registration for public sale of the underlying 200,000 Warrant Shares, the Holder or Holders of the Warrants may not sell or otherwise transfer the Warrants for a period of 24 months after the effective date of such registration statement, which period prevents sale or transfer of the

Warrants prior to their Expiration Date. SPL has not exercised the Warrant, and USE has not filed a registration statement for SPL in connection with the Warrant.

           WARRANT TO SUNRISE FINANCIAL GROUP, INC. As of December 1, 1997, USE retained Sunrise Financial Group, Inc. ("Sunrise") to serve as a financial consultant and advisor on a nonexclusive basis until December 1, 1998. Sunrise provided a limited amount of services and advice pertaining to USE's business. As compensation for Sunrise's services, in December 1997, USE issued to Sunrise a Warrant to Purchase 225,000 shares of Common Stock; the Warrant is exercisable until December 1, 2000 at $10.50 per share. Sunrise has the right to demand that USE register the purchased shares for sale to the public through filing a registration statement with the Commission.
Sunrise has not exercised the Warrant.

           SHARE OPTION TO R.J. FALKNER & COMPANY. In February 1999, USE retained R.J. Falkner & Company ("RJF") for shareholder relations and stock brokerage communication services for one year. USE will pay RJF $2,000 per month, plus expenses, and will grant a three year option to R. Jerry Falkner, an affiliate of RJF, to purchase 20,000 shares of restricted USE shares of Common Stock at $2.62 per share until February 1, 2002. USE will register the exercise of the options and resale of the USE shares purchased on exercise with the Commission, by including the securities in another registration statement filed by USE, or at Mr. Falkner's request, made at any time before February 1, 2001.

           WARRANT TO MICHAEL BAYBACK AND COMPANY, INC. In February 1999, USE issued 25,000 shares of restricted common stock and warrants to purchase 75,000 shares of restricted common stock, to Michael Bayback and Company, Inc. ("MBC") pursuant to a Consulting Agreement which expires January 31, 2001. The Warrants have an exercise price of $2.25 per share, and expire January 31, 2004. The shares and the warrant shares have certain registration rights over the 2 years ending January 31, 2001.

           BEN R. HOWE AGREEMENT. In August 1999, USE retained Ben R. Howe ("Howe") to work as a consultant in providing corporate relations and analysis services to USE, and to introduce USE to the investment community segment which seeks long term value opportunities. The agreement with Howe expires December 31, 2002 but either party may terminate the agreement earlier for any reason. USE has granted Howe an option to buy up to 250,000 shares of restricted Common Stock of USE at $4.50 per share; the option will vest (be exercisable) at the rate of 50,000 shares for every 500,000 shares of USE Common Stock which is purchased in the open market by broker-dealer firms introduced to USE through Howe's efforts. If the agreement is terminated, the unvested portion of Howe's option will terminate. Shares which he purchases on exercise of vested options will have to be registered by USE at its expense for resale to the public by Howe under the 1933 Act, by the earlier of three years from exercise or December 31, 2005. In addition, if USE raises debt and/or equity financing for USE or related companies through introductions made by Howe, USE will pay him a finder's fee based on a sliding scale of 5% of net proceeds up to $1 million, down to 1% for all net proceeds raised which exceed $4 million.

                              CERTAIN INDEBTEDNESS

           TRANSACTIONS INVOLVING USECC. The Company and Crested conduct most of their activities through their equally-owned joint venture, USECC. From time to time the Company and Crested advance funds to or make payments on behalf of USECC in furtherance of their joint activities. These advances and payments create intercompany debt between the Company and Crested. The party extending funds is subsequently reimbursed by the other venturer. The Company had a note receivable of $7,054,000 from Crested at May 31, 1999 ($6,547,100 at May 31,
1998).

           LOANS TO DIRECTORS. As of May 31, 1999 of USE's directors owed the Company as follows (each loan is secured with shares of Common Stock of the Company owned by the individual): Harold F. Herron $11,000 (1,000 shares); and David W. Brenman $25,000 (4,000 shares). Max T. Evans, a director of Crested owes USECC $26,100 (secured by 7,500 shares of USE). For information on Mr. Brenman's loan see "Directors' Fees and Other Compensation" above. The outstanding amounts on the remaining loans represent various loans made to the individuals over a period of several years. The maturity dates for Mr. Herron's and Mr. Evans' loans have been extended to December 31, 1999, and bear interest at 10% per year. For information on an additional loan to Mr. Herron, see below.

           In fiscal 1995, the Company made a five year non-recourse loan in the amount of $112,170 to Harold F. Herron. The loan is secured by 30,000 shares of the Company's Common Stock, bears interest at a rate of 7% and is payable at maturity. The Board approved the loan to obtain a higher interest rate of return on the funds compared to commercial rates, and to avoid having the USE stock prices depressed from Mr. Herron selling his shares to meet personal obligations. See "Transactions with Directors" above.

           In fiscal 1999, the Company loaned Mr. Herron $125,000 with interest at 9%; the debt was paid with interest during fiscal 1999.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

           Arthur Andersen LLP has audited the Company's financial statements for the fiscal year ended May 31, 1999. Such firm has audited the Company's financial statements since 1990. A representative of Arthur Andersen LLP will be present at the meeting and in person or by telephone to respond to appropriate questions, and will be provided the opportunity to make a statement at the Meeting. There have been no disagreements between the Company and Arthur Andersen LLP concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which were not resolved to the satisfaction of Arthur Andersen LLP.

                          ANNUAL REPORT TO SHAREHOLDERS

           A copy of the 1999 Annual Report to Shareholders, including financial statements, has been forwarded to all record shareholders entitled to vote at the Meeting. If any recipient of this Proxy Statement has not received a copy of that Annual Report, please notify Max T. Evans, 877 North 8th West, Riverton, WY 82501, telephone (307) 856-9271, and the Company will send a copy.

                             SHAREHOLDERS' PROPOSALS

           The next Annual Meeting of Shareholders is expected to be held in December 2000. Shareholder proposals for nominees to the Board of Directors and other proposals to be presented at the next Annual Meeting of Shareholders must be received in writing by the Company at its offices in Riverton, Wyoming, addressed to the President, no later than June 30, 2000.

                                  OTHER MATTERS

           The Board does not know of any other matters which may properly come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the appointees named in the enclosed form of Proxy to vote said Proxy in accordance with their best judgment on such matters.

           Your cooperation in giving these matters your immediate attention, and in returning your Proxy promptly, will be appreciated.

                                             By Order of the Board of Directors


                                             U.S. ENERGY CORP.

                                               /s/  Max T. Evans

                                             MAX T. EVANS, Secretary

Dated: November 12, 1999

PROXY                            U.S. ENERGY CORP.                         PROXY

           KNOW ALL MEN BY THESE PRESENTS: That the undersigned shareholder of U.S. Energy Corp. (the "Company") in the amount noted below, hereby constitutes and appoints Messrs. John L. Larsen and Max T. Evans, or either of them with full power of substitution, as attorneys and proxies, to appear, attend and vote all of the shares of stock standing in the name of the undersigned at the Annual Meeting of the Company's shareholders to be held at the Company's Offices at 877 North 8th West, Riverton, Wyoming 82501 on Friday, December 10, 1999 at 11:00 a.m., local time, or at any adjournments thereof upon the following:

       (INSTRUCTION:  Mark only one box as to each item.)

1.     Election of Directors:

__  FOR the nominees listed below          __  AGAINST the nominees listed below
                             __    ABSTAIN

   Don C. Anderson                Nick Bebout                H. Russell Fraser

       TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, PLEASE DRAW A LINE THROUGH THE NAME OF THAT NOMINEE.


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

PROXY                             U.S. ENERGY CORP.                        PROXY

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS. WHERE NO VOTE IS SPECIFIED, THE PROXYHOLDER WILL CAST VOTES FOR THE ELECTION OF MANAGEMENT'S NOMINEES AND, IN THEIR DISCRETION, ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING. Sign your name exactly as it appears on the mailing label below. It is important to return this Proxy properly signed in order to exercise your right to vote, if you do not attend in person. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer, etc., indicate your full title as such.

                                   _____________________________________________
                                   Sign on this line - joint holders may sign appropriately)

                                   ___________________   _______________________
                                   Date)                 (Number  of Shares)

                                   PLEASE NOTE: Please sign, date and place this Proxy in the enclosed self-addressed, postage prepaid envelope and deposit it in the mail as soon as possible. Please check if you are planning to attend the meeting __

                                   If the address on the mailing label is not correct, please provide the correct address in the following space.

                                   _____________________________________________

                                   _____________________________________________